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               [ON WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                                                     EXHIBIT 5.1

                                 September 13, 1999

Digital Insight Corporation
26025 Mureau Road
Calabasas, California  91302


     Re: Registration Statement on Form S-1 of
         Digital Insight Corporation, a Delaware corporation
         (the "Company")

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 1999, as amended on September 11, 1999 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000 shares of Common Stock of the Company (the "Shares"). The Shares, which include up to 525,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon approval by the pricing committee duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                       Very truly yours,



                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                       /s/ Wilson Sonsini Goodrich & Rosati